SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

MOOG INC.
 (Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York		14052-0018
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (716) 652-2000

N/A
 (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

As previously reported, on September 30, 2003, Moog Inc. (the "Company") completed the acquisition of the net assets of the Poly-Scientific division of Litton Systems, Inc., a wholly owned subsidiary of Northrop Grumman Corporation.

On October 1, 2003, the Company filed a current report on Form 8-K disclosing the acquisition of the Poly-Scientific division, but omitted the financial statements of the acquired business and the pro forma financial information required by Item 7 of Form 8-K, as permitted by applicable rules and regulations.

This current report on Form 8-K/A amends the current report on Form 8-K filed on October 1, 2003 to include the information required by Item 7 of Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

The following financial statements and pro forma financial information are filed as a part of this report.

	(a)	Financial Statements of Businesses Acquired

		(i)	Audited Financial Statements for the year ended December 31, 2002

		(ii)	Unaudited Condensed Financial Statements for the six months ended June 30, 2003 and 2002

	(b)	Pro Forma Financial Information

		(i)	Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended September 28, 2002

		(ii)	Unaudited Pro Forma Condensed Combined Statement of Earnings for the nine months ended June 30, 2003

		(iii)	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003

		(iv)	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

	(c)	Exhibits

		(23)	Consent of Deloitte & Touche LLP

Item 7. (a) Financial Statements of Businesses Acquired

POLY-SCIENTIFIC
(A UNIT OF NORTHROP GRUMMAN CORPORATION)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2002
AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

Board of Directors
Northrop Grumman Corporation
Los Angeles, California

We have audited the accompanying balance sheet of Poly-Scientific (A Unit of Northrop Grumman Corporation) (the "Company") as of December 31, 2002 and the related statements of operations, changes in parent's equity in unit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the accompanying financial statements have been prepared from the separate records maintained by Poly-Scientific (A Unit of Northrop Grumman Corporation) and may not necessarily be indicative of the conditions that would have existed or the results of operations if it had been operated as an unaffiliated company. Certain expenses represent allocations of costs from Northrop Grumman Corporation. Such financial statements have been prepared in connection with the sale of the Company by Northrop Grumman Corporation to Moog Inc. As described in Note 2, the Company changed its method of accounting for goodwill and other intangible assets effective January 1, 2002 to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

DELOITTE & TOUCHE LLP

Los Angeles, California
December 5, 2003

POLY-SCIENTIFIC (A Unit of Northrop Grumman Corporation)

BALANCE SHEET
DECEMBER 31, 2002
(Dollars in thousands)

ASSETS

CURRENT ASSETS:
Cash	$245
Accounts receivable	17,125
Inventories	20,444
Deferred income taxes	4,237
Prepaid expenses and other current assets	191

Total current assets	42,242

PROPERTY, PLANT AND EQUIPMENT	10,432

GOODWILL	35,733

OTHER INTANGIBLE ASSETS	21,225

TOTAL	$109,632

LIABILITIES AND PARENT'S EQUITY IN UNIT

CURRENT LIABILITIES:
Accounts payable	$5,107
Bank overdrafts	1,054
Accrued salaries, wages and commissions	4,232
Other accrued expenses	1,013
Contract loss reserves	1,738
Accrued warranty costs	795
Advances on contracts	1,398

Total current liabilities	15,337

DEFERRED INCOME TAXES	9,683

ACCRUED ENVIRONMENTAL COSTS	692

Total liabilities	25,712

COMMITMENTS AND CONTINGENCIES

PARENT'S EQUITY IN UNIT	83,920

TOTAL	$109,632

See accompanying notes to financial statements.

POLY-SCIENTIFIC (A Unit of Northrop Grumman Corporation)

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002
(Dollars in thousands)

REVENUES:
Product sales	$119,395
Sales to affiliates	13,005

Total revenues	132,400

COSTS AND EXPENSES:
Cost of sales	101,151
Amortization expense	4,043
General and administrative	5,362
Sales and marketing	6,211
Overhead allocations from Parent	3,808

Total costs and expenses	120,575

OPERATING INCOME	11,825

OTHER INCOME	76

INCOME BEFORE INCOME TAX EXPENSE AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGE	11,901

INCOME TAX EXPENSE	4,357

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	7,544

CUMULATIVE EFFECT OF ACCOUNTING CHANGE	83,930

NET LOSS	$(76,386)

See accompanying notes to financial statements.

POLY-SCIENTIFIC (A Unit of Northrop Grumman Corporation)

STATEMENT OF CHANGES IN PARENT'S EQUITY IN UNIT
YEAR ENDED DECEMBER 31, 2002
(Dollars in thousands)

BALANCE, JANUARY 1, 2002	$168,856

Net loss	(76,386)

Intercompany transactions-net	(8,550)

BALANCE, DECEMBER 31, 2002	$83,920

See accompanying notes to financial statements.

POLY-SCIENTIFIC (A Unit of Northrop Grumman Corporation)

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002
(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(76,386)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cumulative effect of accounting change	83,930
Depreciation	1,951
Amortization	4,043
Gain on sale of machinery and equipment	(13)
Deferred income tax benefit	(1,634)
Changes in operating assets and liabilities:
Accounts receivable	(173)
Inventories	(1,896)
Prepaid expenses and other current assets	(100)
Accounts payable-trade	35
Bank overdrafts	(1,953)
Accrued salaries, wages and commissions	1,107
Other accrued expenses	1,353
Accrued warranty costs	70
Accrued environmental costs	(96)

Net cash provided by operating activities	10,238

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of machinery and equipment	42
Acquisitions of machinery and equipment	(1,503)

Net cash used in investing activities	(1,461)

CASH FLOWS FROM FINANCING ACTIVITIES-Intercompany transactions, net	(8,550)

NET INCREASE IN CASH	227

CASH, BEGINNING OF YEAR	18

CASH, END OF YEAR	$245

See accompanying notes to financial statements.

POLY-SCIENTIFIC (A Unit of Northrop Grumman Corporation) NOTES TO FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 2002 (Dollars in thousands)

1.         BASIS OF PRESENTATION

Poly-Scientific (a Unit of Northrop Grumman Corporation) (the "Company") is a manufacturer of motion control and data-transmission devices. The Company's principal products are electrical and fiber-optic slip rings, brushless direct current motors and electromechanical actuators. The Company's sales are primarily derived from the aerospace and defense markets as well as the medical equipment market. The Company employs approximately 1,000 people in three locations: Blacksburg, Virginia; Springfield, Pennsylvania; and Murphy, North Carolina. The Company was acquired in the early 1960s by Litton Industries, Inc.  Northrop Grumman Corporation (the "Parent") acquired the Company as a part of its acquisition of Litton Industries, Inc. in 2001.

The accompanying financial statements present, in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), the assets, liabilities, revenues and expenses related to the historical operations of the Company on a carve-out basis. The Company is not a legal entity. The operations included in these financial statements are substantially those of Poly-Scientific, a Division of Northrop Grumman Corporation, and include the locations in Blacksburg, Virginia; Springfield, Pennsylvania; and Murphy, North Carolina. However, for purposes of these financial statements, the operations which will be retained by Northrop Grumman Corporation located in Charlotte, North Carolina, have been excluded because the assets and liabilities related to this operation are not included in the sale of the Company to Moog Inc. (see Note 12). Northrop Grumman Corporation's net investment in the Company ("Parent's Equity in Unit") is shown in lieu of stockholder's equity in the financial statements.

The statement of operations includes all revenues and costs directly attributable to the Company, including costs for certain functions and services performed by centralized Northrop Grumman Corporation organizations and directly charged or allocated to the Company. Specific identifiable costs and expenses incurred by the Parent on behalf of the Company are recognized in the accompanying financial statements within costs and expenses. Overhead costs and expenses incurred by the Parent that are not specifically identifiable to the Company are allocated by the Parent to the Company based on sales and have been recorded within the accompanying financial statements as overhead allocations from Parent.

All of the allocations and estimates in the financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity.

2.         SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies used in the preparation of the accompanying financial statements are as follows:

New Accounting Standards-Effective July 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. SFAS No. 141 requires all business combinations entered into after June 30, 2001 to be accounted for under the purchase method and specifies the types of acquired intangible assets that are required to be recognized and reported separate from goodwill.

Effective January 1, 2002, the Company adopted the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. The adoption of SFAS No. 144 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or cash flows.

In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company adopted the disclosure provisions of FIN 45 during the fourth quarter of fiscal 2002, and such adoption did not have a material impact on its financial statements. The Company is currently evaluating the recognition provisions of FIN 45 but expects that they will not have a material adverse impact on its financial statements upon adoption.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. This interpretation requires that the primary beneficiary in a variable interest entity consolidate the entity even if the primary beneficiary does not have a majority voting interest. The consolidation requirements of FIN 46 are required to be implemented immediately for any variable interest entity created after January 31, 2003 and are required to be applied to any variable interest entity created before February 1, 2003 at the end of the first interim or annual period ending after December 15, 2003. Management is currently evaluating the effects of FIN 46 but believes it will not have a material effect on the Company's financial position, results of operations or cash flows.

Revenue Recognition-Revenues and related costs are recognized upon transfer of ownership, which generally coincides with the shipment of products to customers.

In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated loss is charged against income.

Shipping and Handling Fees and Costs-The Company records amounts billed to customers for shipping and handling as product sales. The corresponding expense is recorded within cost of sales. Such shipping and handling fees for the year ended December 31, 2002 were $127.

Research and Development-The Company expenses research and development costs as incurred. Such expense for the year ended December 31, 2002 was $1,660, which is included within cost of sales.

Product Warranty Costs-The Company provides certain product warranties that require repair or replacement of non-conforming items for a specified period of time (generally one year). Provisions for estimated expenses related to warranties are based on historical trends in warranty claims and are recorded upon shipment of products to customers.

Environmental Costs-Environmental liabilities are accrued on an undiscounted basis when the Company determines it is responsible for remediation costs and such amounts are reasonably estimable.

Income Taxes-Historically, the results of the Company's operations have been included in the consolidated U.S. federal income tax return of the Parent. The income tax expense and other tax-related information in these statements is presented as if the Company had not been eligible to be included in the consolidated tax returns of the Parent and filed tax returns on a stand-alone basis. The recognition and measurement of income tax expense and deferred income taxes required certain assumptions, allocations and significant estimates which management believes are reasonable to measure the tax consequences as if the Company was a stand-alone taxpayer.

Provisions for federal, state and local income taxes are calculated on reported financial statement pretax income based on current tax law and also include the cumulative effect of any changes in tax rates from those used previously in determining deferred tax assets and liabilities. Such provisions differ from the amounts currently payable because certain items of income and expense are recognized in different time periods for financial reporting purposes than for income tax purposes.

For purposes of these financial statements, the current income tax provision has been recorded within income tax expense and current income tax liabilities are assumed to be immediately settled by the Parent and are relieved through Parent's Equity in Unit.

Inventories-Work in process inventory represents accumulated costs under fixed-price-type contracts or purchase orders less the portion of such costs allocated to delivered items. Accumulated contract costs include direct production costs and factory and engineering overhead. Raw material inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Depreciable Properties-Property, plant and equipment owned by the Company are carried at cost, net of accumulated depreciation, and are depreciated over the estimated useful lives of individual assets. These assets are generally depreciated using the straight-line method, with the following lives:
Years

Buildings and improvements	2 to 45
Machinery and equipment	3 to 8
Autos	4

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets are determined impaired when the estimated future undiscounted cash flows expected to result from the use of the assets are less than the carrying value of the assets. The Company measures an impairment loss as the difference between the carrying value of the asset and its fair value.

Fair Value of Financial Instruments-The carrying amounts of the Company's accounts receivable and accounts payable approximate fair value because of their short-term nature.

Goodwill and Other Intangible Assets-Goodwill and other intangible assets have been allocated to the Company in connection with the Parent's acquisition of Litton Industries, Inc. Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized but instead be tested for impairment at least annually and written down with a charge to operations when the carrying amount exceeds the estimated fair value. The cost of intangible assets with determinable useful lives continues to be amortized over the useful lives of the assets and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable; the Company measures an impairment loss as the difference between the carrying value of the asset and its fair value.

In connection with the transition provisions for adopting SFAS No. 142 a transitional impairment test was performed and an impairment charge of $83,930 was recorded on January 1, 2002. No tax effect was recognized for this impairment charge of $83,930, as the related goodwill is not deductible for income tax purposes. There were no other impairments during 2002. Through December 31, 2001, goodwill was amortized on a straight-line basis over 15 years. Amortization expense for the year ended December 31, 2001 amounted to approximately $6,298.

Finite-lived intangible assets are amortized over the following useful lives:
Years

Developed technology	7
Core technology	7

Retirement Benefits-Most employees are covered by a contributory defined benefit plan under which employees are eligible for benefits at age 65. Generally, benefits are determined under a formula based primarily on the participant's total plan contributions. It is the policy of the Parent to fund at least the minimum amount required for all qualified plans, using actuarial cost methods and assumptions acceptable under U.S. government regulations, by making payments into benefit trusts separate from the Parent. In addition, the Parent provides other postretirement benefits such as certain health care and life insurance benefits for retired employees, including those of the Company. Certain employees achieve eligibility to participate in these contributory plans upon retirement from active service and if they meet specified age and years of service requirements. Election to participate must be made at the date of termination or retirement. Qualifying dependents are also eligible for medical coverage. Plan documents reserve the Parent's right to amend or terminate the plans at any time. For purposes of the Company's financial statements, the Company's participation in these plans has been accounted for as if they were multiemployer plans. Under this approach, the Company recognizes as net pension cost the required contribution for the period and recognizes as a liability any contributions due and unpaid. For the defined benefit pension plans, no contribution was required in 2002 and no net pension cost was recorded for the year ended December 31, 2002. In relation to the other postretirement benefits, an expense of approximately $146 was recorded within Overhead Allocations from Parent for the year ended December 31, 2002.

401(k) Plan-The Company participates in a defined contribution plan of the Parent in which most employees are eligible to participate. The plan provides for matching contributions that totaled $865 for the year ended December 31, 2002, which was recorded within costs and expenses in the statement of operations.

Stock Compensation Plans-Certain key employees of the Company participate in stock compensation plans of the Parent. The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for awards made under the plans. Total compensation expense related to the Company's employees who participate in the plans was $182 for the year ended December 31, 2002 and was recorded as an expense within costs and expenses in the statement of operations. Had compensation expense been determined based on fair value, consistent with SFAS No. 123, Accounting for Stock-Based Compensation, net income would have decreased by $103.

Debt and Interest-The Parent has not allocated any portion of its debt or related interest cost to the Company, and no portion of the Parent's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest or capitalized interest.

Concentration of Credit Risk-In conducting its business, the Company performs ongoing evaluations of its customers' financial condition. The Company requires those customers with a poor credit history to prepay their orders. The Company does not believe that significant risk of loss from a concentration of credit risk exists given the large number of customers that compose its customer base and their geographical dispersion.

Use of Estimates-The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes the estimates and assumptions used in the preparation of these financial statements were appropriate in the circumstances, actual results could differ from those estimates and assumptions.

3.         ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31, 2002:
Trade	$17,251
Allowance for doubtful accounts	(126)

$17,125

4.         INVENTORIES

Inventories consist of the following at December 31, 2002:
Raw materials	$14,543
Work in process	9,927
Finished goods	1,315
Progress payments received	(392)
Allowance for obsolescence	(4,949)

$20,444

5.         PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2002:
Land	$1,139
Buildings and improvements	3,934
Machinery and equipment	8,388
Autos	90

13,551
Accumulated depreciation	(3,242)
Construction in progress	123

$10,432

Property, plant and equipment are carried at historical cost.

6.         GOODWILL AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill are as follows for the year ended December 31, 2002:
Balance, January 1, 2002-net of accumulated amortization of $6,298	$119,663
Transitional impairment loss	(83,930)

Balance, December 31, 2002	$35,733

Other intangible assets with finite determinable lives are as follows as of December 31, 2002:
	Gross
	Carrying	Accumulated
	Amount	Amortization

Developed technology	$24,500	$6,125
Core technology	3,800	950

	$28,300	$7,075

Amortization for the year ended December 31, 2002 was $4,043. The estimated aggregate amortization expense for intangible assets with determinable lives for each of the five succeeding years is $4,043.

7.         PRODUCT WARRANTIES

Changes in the aggregate product warranty liability are reported as follows:
Balance, January 1, 2002	$725
Payments made for warranty costs incurred	(759)
Accrual for warranties issued	795
Changes in the estimated liability	34

Balance, December 31, 2002	$795

8.         INFORMATION ABOUT MAJOR CUSTOMERS

The Company has transactions with one unrelated customer that amount to approximately 10% of the Company's revenues. Sales to this customer during 2002 were $13,604. Accounts receivable due from this customer were $2,464 at December 31, 2002.

9.         TRANSACTIONS WITH RELATED PARTIES

The Company purchases products from and sells products to other Northrop Grumman Corporation operations. Finished goods were sold to such affiliates at cost plus a margin, which averaged 12.4% during the period. These sales with affiliates represent approximately 10% of total sales for 2002, in the amount of $13,005. The Company also purchases raw materials from domestic and foreign affiliates at the respective affiliate's cost plus a negotiated margin, ranging from approximately 12% to 15%. Affiliate receivables and payables are assumed immediately settled and, accordingly, are recorded through the Parent's Equity in Unit account.

Transactions with affiliates were as follows for the year ended December 31, 2002:
Transactions with domestic affiliates:
Purchases of raw materials	$155
Sales of finished goods	1,797

Transactions with foreign affiliates:
Purchases of raw materials	$28
Sales of finished goods	11,208

The Company also purchases certain services from its Parent, including liability, property and workers' compensation insurance. These transactions are discussed in further detail below. All transactions with the Parent are assumed to be immediately settled and, accordingly, are recorded through the Parent's Equity in Unit account.

Parent-Provided Services-Parent-provided services primarily relate to insurance programs negotiated and administered by the Parent. The insurance includes broad all-risk coverage for liability, automobile liability, general product liability, workers' compensation insurance and other standard liability coverage. The cost of such insurance coverage is charged to the Company based on actual premium rates. The Parent also maintains a program of self-insurance for medical and dental insurance. The cost of the self-insurance program is charged to the Company based on claims experience. Charges included in the statement of operations related to the insurance programs noted herein totaled $7,856 for the year ended December 31, 2002.

Allocated Parent Expenses-The Parent allocates a certain portion of its corporate expenses to its business units. These allocated costs include the Parent's executive management and corporate overhead. These costs include corporate legal; audit; treasury, benefits administration and tax services; and other corporate support and executive compensation and totaled $3,808 for the year ended December 31, 2002.

Other Transactions with Parent-The Company maintains zero balance cash accounts with a commercial bank. Payments from customers are deposited into these accounts, and cash balances are swept by the Parent on a daily basis. The Company also makes cash disbursements from these accounts, which are funded by the Parent on a daily basis.

10.         COMMITMENTS AND CONTINGENCIES

Litigation-The Company is party to various legal actions in the normal course of its business. The Company is neither involved in nor threatened by proceedings for which the Company believes it is not adequately insured or indemnified or which, if determined adversely, would have a material effect on its financial position, results of operations or cash flows.

Capital Expenditures-At December 31, 2002, the Company has outstanding commitments for capital expenditures totaling $85.

Leases-The Company leases administrative office space, office equipment and autos under operating leases. These lease terms range from one to four years and are generally renewable. Under noncancelable lease arrangements, minimum rentals due are as follows:
Year Ending
December 31

2003	$180
2004	35
2005	16
2006	10

Total minimum lease payments required	$241

Rent expense for the year ended December 31, 2002 was $244.

11.       INCOME TAXES

For the year ended December 31, 2002, the Parent filed a consolidated income tax return that included the Company. However, for purposes of these financial statements, income taxes have been calculated and recorded as if the Company had operated on a stand-alone basis and filed its own individual tax return. Under this approach, the Company has provided for income taxes for 2002 as detailed below.

Income tax expense consisted of the following for the year ended December 31, 2002:
Current income tax expense-federal	$5,080
Current income tax expense-state	911
Deferred income tax benefit	(1,634)

Total income taxes	$4,357

Income tax expense for the year ended December 31, 2002 differs from the amount computed by multiplying the statutory federal income tax rate times the income from continuing operations before income taxes and the cumulative effect of accounting change due to the following:
Income tax expense at statutory rate	$4,165
Extraterritorial income exclusion	(294)
State taxes-net of federal benefit	426
Other	60

Total income taxes	$4,357

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and tax purposes. Such amounts are classified as current or long-term based upon the balance sheet classification of the related assets and liabilities. The Company's principal temporary differences at December 31, 2002 stem from the tax effects of temporary differences as detailed below:
Current deferred income tax assets:
Accrued vacation	$711
Allowance for inventory obsolescence	2,029
Accrued warranty costs	326
Contract loss reserves	713
Other-net	458

Total current deferred tax asset	$4,237

Noncurrent deferred income tax (liabilities) assets:
Property, plant and equipment	$(1,408)
Other intangible assets	(8,702)
Accrued environmental costs	283
Other-net	144

Total noncurrent deferred tax liability	$(9,683)

12.       SUBSEQUENT EVENTS

On August 14, 2003, Moog Inc. ("Moog") and the Parent (through a subsidiary) entered into an Asset Purchase and Sale Agreement whereby the Parent agreed to sell the net assets of the Company to Moog for $158,000 in cash. The transaction was consummated on September 30, 2003.

******

Poly-Scientific
(A Unit of Northrop Grumman Corporation)

Unaudited Condensed Financial Statements
As of June 30, 2003 and
For the Six Months Ended June 30, 2003 and June 30, 2002

Poly-Scientific
(A Unit of Northrop Grumman Corporation)

Balance Sheet
(Dollars in thousands)
Unaudited June 30, 2003
ASSETS

CURRENT ASSETS:
Cash	$6
Accounts receivable	19,273
Inventories	20,427
Deferred income taxes	3,720
Prepaid expenses and other current assets	120

Total current assets	43,546

PROPERTY, PLANT AND EQUIPMENT,
net of accumulated depreciation of $4,262	9,989

GOODWILL	35,733

OTHER INTANGIBLE ASSETS	19,204

TOTAL	$108,472

LIABILITIES AND PARENT'S EQUITY IN UNIT

CURRENT LIABILITIES:
Accounts payable	$5,251
Bank overdrafts	2,241
Accrued salaries, wages and commissions	4,559
Other accrued expenses	885
Contract loss reserves	1,900
Accrued warranty costs	818
Advances on contracts	649

Total current liabilities	16,303

DEFERRED INCOME TAXES	8,893

ACCRUED ENVIRONMENTAL COSTS	734

Total liabilities	25,930

PARENT'S EQUITY IN UNIT	82,542

TOTAL	$108,472

See accompanying notes to unaudited condensed financial statements.

Poly-Scientific
(A Unit of Northrop Grumman Corporation)

Statements of Operations
(Dollars in thousands)
	Unaudited
	Six Months Ended June 30,
	2003	2002

REVENUES:
Product sales	$58,946	$60,812
Sales to affiliates	7,956	5,951

Total revenues	66,902	66,763

COSTS AND EXPENSES:
Cost of sales	49,471	50,568
Amortization expense	2,021	2,021
General and administrative	1,842	2,103
Sales and marketing	3,266	3,331
Overhead allocations from Parent	1,618	1,683

Total costs and expenses	58,218	59,706

OPERATING INCOME	8,684	7,057

OTHER INCOME	62	55

INCOME BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	8,746	7,112

INCOME TAX EXPENSE	3,279	2,626

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	5,467	4,486

CUMULATIVE EFFECT OF ACCOUNTING CHANGE	-	83,930

NET INCOME (LOSS)	$5,467	$(79,444)

See accompanying notes to unaudited condensed financial statements.

Poly-Scientific
(A Unit of Northrop Grumman Corporation)

Statements of Cash Flows
(Dollars in thousands)	Unaudited
	Six Months Ended June 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,467	$(79,444)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Cumulative effect of accounting change	-	83,930
Depreciation	1,023	965
Amortization	2,021	2,021
Deferred income tax benefit	(273)	(327)
Changes in operating assets and liabilities:
Accounts receivable	(2,148)	(2,272)
Inventories	17	(1,363)
Prepaid expenses and other current assets	71	(79)
Accounts payable	144	857
Bank overdrafts	1,187	(463)
Accrued salaries, wages and commissions	327	667
Other accrued expenses	(715)	(419)
Accrued warranty costs	23	-
Accrued environmental costs	42	(72)

Net cash provided by operating activities	7,186	4,001

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of machinery and equipment	(580)	(675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany transactions, net	(6,845)	(3,344)

NET DECREASE IN CASH	(239)	(18)

CASH, BEGINNING OF YEAR	245	18

CASH, END OF PERIOD	$6	$-

See accompanying notes to unaudited condensed financial statements.

Poly-Scientific
(A Unit of Northrop Grumman Corporation)

Notes to Unaudited Condensed Financial Statements
Six Months Ended June 30, 2003 and June 30, 2002
(Dollars in thousands)

1.     Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by management in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") on a carve-out basis. Poly-Scientific (a Unit of Northrop Grumman Corporation) (the "Company") is not a legal entity. The operations included in these unaudited condensed financial statements are substantially those of the Company, a Division of Northrop Grumman Corporation, and include the locations in Blacksburg, Virginia; Springfield, Pennsylvania; and Murphy, North Carolina. However, for purposes of these unaudited condensed financial statements, the operations which will be retained by Northrop Grumman Corporation located in Charlotte, North Carolina have been excluded because any assets and liabilities related to this operation are not included in the sale of the Company to Moog Inc.  Northrop Grumman Corporation's net investment in the Company (Parent's Equity in Unit) is shown in lieu of stockholder's equity in the unaudited condensed financial statements.

In the opinion of management, these unaudited condensed financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2003 and the results of its operations and cash flows for the six months ended June 30, 2003 and June 30, 2002. The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results expected for the full year. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2002 and notes thereto.

2.     Recent Accounting Pronouncements

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets.  SFAS No. 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually and written down with a charge to operations when the carrying amount exceeds the estimated fair value. In connection with the transition provisions for adopting this standard, a transitional impairment test was performed and an impairment charge of $83,930 was recorded on January 1, 2002. No tax effect was recognized for this impairment charge of $83,930, as the related goodwill is not deductible for income tax purposes.

Effective January 1, 2003, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.  The adoption of this standard did not have a material impact on the Company's financial condition, results of operations or cash flows.

In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, Consolidation of Variable Interest Entities.  This interpretation requires that the primary beneficiary in a variable interest entity consolidate the entity even if the primary beneficiary does not have a majority voting interest. The consolidation requirements of FIN 46 are required to be implemented immediately for any variable interest entity created after January 31, 2003 and are required to be applied to any variable interest entity created before February 1, 2003 at the end of the first interim or annual period ended after December 15, 2003. Management is currently evaluating the effects of FIN 46, but believes it will not have a material effect on the Company's financial position, results of operations or cash flows.

3.     Research and Development

The Company expenses research and development costs as incurred. Such expense for the six months ended June 30, 2003 and June 30, 2002 was $655 and $924, respectively, which is included within Cost of Sales.

4.     Inventories

Inventories consist of the following at June 30, 2003:

Raw materials	$15,104
Work in process	10,093
Finished goods	774
Progress payments	(1,030)
Allowance for obsolescence	(4,514)
$20,427

5.     Parent's Equity in Unit

The changes in Parent's Equity in Unit for the six months ended June 30, 2003 and June 30, 2002 are summarized below:
	Six Months Ended June 30,
	2003	2002

Parent's Equity in Unit - beginning of year	$83,920	$168,856
Net income (loss)	5,467	(79,444)
Intercompany transactions, net	(6,845)	(3,344)
Parent's Equity in Unit - end of period	$82,542	$86,068

6.     Goodwill and Other Intangible Assets

There were no changes in the carrying amount of goodwill during the six months ended June 30, 2003. Goodwill was $35,733 at December 31, 2002 and at June 30, 2003.

Other intangible assets with finite determinable lives are as follows as of June 30, 2003:
	Gross Carrying Amount	Accumulated Amortization

Developed technology	$24,500	$(7,875)
Core technology	3,800	$(1,221)
	$28,300	$(9,096)

Amortization of other intangible assets with finite determinable lives for the six months ended June 30, 2003 and June 30, 2002 was $2,021 and $2,021, respectively. Based on other intangible assets with finite determinable lives recorded at June 30, 2003, amortization is expected to be $4,043 annually for each of the next five years.

7.     Product Warranties

Changes in the aggregate product warranty liability are reported as follows:

	Six Months Ended June 30,
	2003	2002

Accrued warranty costs - beginning of year	$795	$725
Payments made for warranty costs incurred	(334)	(364)
Accrual for warranties issued	334	364
Changes in the estimated liability	23	-
Accrued warranty costs - end of period	$818	$725

8.     Subsequent Events

On August 14, 2003, Moog Inc. ("Moog") and Northrop Grumman Corporation (the "Parent"), through a subsidiary, entered into an Asset Purchase and Sale Agreement whereby the Parent agreed to sell the net assets of the Company to Moog for $158,000 in cash. The transaction was consummated on September 30, 2003.

Item 7. (b) Pro Forma Financial Information

Moog Inc.
Unaudited Pro Forma Condensed Combined Financial Statements
 (Dollars in thousands)

Introduction

On September 30, 2003, Moog Inc. (the Company) completed the acquisition of the net assets of the Poly-Scientific division of Litton Systems, Inc., a wholly owned subsidiary of Northrop Grumman Corporation, for $158,000 in cash. Poly-Scientific is a manufacturer of motion control data transmission devices and its principal products are electrical and fiber optic slip rings, brushless D.C. motors and electromechanical actuators. Poly-Scientific has locations in Blacksburg, Virginia, Springfield, Pennsylvania and Murphy, North Carolina. The net assets acquired primarily include receivables, inventories, property, plant and equipment, and goodwill and other intangible assets, net of current liabilities.

In connection with financing the acquisition of Poly-Scientific, on August 6, 2003, the Company modified its Bank Credit Facility. The $390,000 Bank Credit Facility provides for $315,000 under a revolving facility and a $75,000 term loan with interest at LIBOR plus the applicable margin, which is currently 175 basis points. The Bank Credit Facility expires on March 31, 2008 and requires quarterly principal payments on the term loan of $3,750, which commenced on June 30, 2003. The Bank Credit Facility is secured by substantially all of the Company's U.S. assets.

On September 16, 2003, the Company completed the sale of 2,012,500 shares of Class A Common Stock. The net proceeds of approximately $72,000 were used to pay for a portion of the purchase price of Poly-Scientific. The balance of the purchase price was funded with approximately $65,000 under the Company's Bank Credit Facility and $21,000 under a new 18-month bank loan.

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Poly-Scientific, the sale of common stock by the Company, the new 18-month bank loan and the modification of the Bank Credit Facility assuming the transactions took place as of September 30, 2001 for the condensed combined statements of earnings and as of June 30, 2003 for the condensed combined balance sheet. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Such unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's consolidated financial statements and notes set forth in the Report on Form 10-K for the year ended September 28, 2002 and Reports on Form 10-Q for the periods ended December 31, 2002, March 31, 2003 and June 30, 2003.

Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. These unaudited pro forma condensed combined financial statements reflect preliminary estimates of fair market value of the assets acquired and liabilities assumed and the related allocations of purchase price. The Company is currently reviewing the preliminary estimates of the fair market value of assets acquired and liabilities assumed in the Poly-Scientific acquisition, including preliminary valuations of intangible assets and property, plant and equipment. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these unaudited pro forma condensed combined financial statements, and there can be no assurance that any adjustments will not be material.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the acquisition of Poly-Scientific been consummated on September 30, 2001 or June 30, 2003 nor are they necessarily indicative of future consolidated results of operations or financial position.

Moog Inc.
Unaudited Pro Forma Condensed Combined Statements of Earnings
Year Ended September 28, 2002
(Dollars in thousands except per share data)

		Poly-	Pro Forma		Pro Forma
	Moog Inc.	Scientific(1)	Adjustments(2)		Combined

NET SALES	$718,962	$131,755	$(88)	(3)	$850,629
COST OF SALES	488,377	102,635	(88)	(3)	589,145
			(1,762)	(4)
			573	(5)
			(2,709)	(6)
			2,119	(7)
GROSS PROFIT	230,585	29,120	1,779		261,484

Research and development	33,035		1,762	(4)	34,797
Selling, general and administrative (11)	117,284	14,294	208	(8)	131,786
Interest expense	26,242		2,762	(9)	29,514
			510	(10)
Other expense (income)	1,034	(63)			971

EARNINGS BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	52,990	14,889	(3,463)		64,416

INCOME TAXES	15,391	5,528	(1,316)	(12)	19,603

NET EARNINGS BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE	$37,599	$9,361	$(2,147)		$44,813

EARNINGS PER SHARE BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE
Basic	$2.54				$2.66
Diluted	$2.50				$2.63

WEIGHTED-AVERAGE SHARES
Basic	14,809,846		2,012,500	(13)	16,822,346
Diluted	15,033,596		2,012,500	(13)	17,046,096

Moog Inc.
Unaudited Pro Forma Condensed Combined Statements of Earnings
Nine Months Ended June 30, 2003
(Dollars in thousands except per share data)

		Poly-	Pro Forma	Pro Forma
	Moog Inc.	Scientific(1)	Adjustments(2)	Combined

NET SALES	$562,655	$99,764	$(548)	(3)	$661,871
COST OF SALES	387,426	77,877	(548)	(3)	462,744
			(1,308)	(4)
			360	(5)
			(2,481)	(6)
			1,418	(7)
GROSS PROFIT	175,229	21,887	2,011		199,127

Research and development	23,060		1,308	(4)	24,368
Selling, general and administrative (11)	94,711	9,954	156	(8)	104,821
Interest expense	14,302		2,012	(9)	16,688
			374	(10)
Other expense (income)	612	(74)			538

EARNINGS BEFORE INCOME TAXES	42,544	12,007	(1,839)		52,712

INCOME TAXES	11,691	4,459	(699)	(12)	15,451

NET EARNINGS	$30,853	$7,548	$(1,140)		$37,261

EARNINGS PER SHARE
Basic	$2.03				$2.17
Diluted	$2.00				$2.14

WEIGHTED-AVERAGE SHARES
Basic	15,179,768		2,012,500	(13)	17,192,268
Diluted	15,395,778		2,012,500	(13)	17,408,278

Moog Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2003
(Dollars in thousands)

		Poly-	Pro Forma			Pro Forma
	Moog Inc.	Scientific	Adjustments			Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,709	$6	$			$21,715
Receivables	244,362	19,273		(130)	(14)	265,687
				2,182	(15)
Inventories	169,662	20,427		1,750	(16)	191,839
Other current assets	43,699	3,840		(3,720)	(17)	43,819
TOTAL CURRENT ASSETS	479,432	43,546		82		523,060

PROPERTY, PLANT AND EQUIPMENT, NET	207,795	9,989		2,039	(18)	219,823

GOODWILL	194,679	35,733		(35,733)	(19)	301,770
				107,091	(20)

INTANGIBLE ASSETS	9,911	19,204		(12,393)	(18)	16,722

OTHER ASSETS	24,410					24,410

TOTAL ASSETS	$916,227	$108,472		$61,086		$1,085,785

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable	$10,897	$	$			$10,897
Current installments of long-term debt	15,794					15,794
Accounts payable	40,593	7,492		(130)	(14)	45,720
				(2,235)	(21)
Accrued liabilites	100,763	6,262		(2,461)	(21)	104,564
Contract loss reserves	15,822	1,900				17,722
Customer advances	16,674	649				17,323
TOTAL CURRENT LIABILITIES	200,543	16,303		(4,826)		212,020

LONG-TERM DEBT, excluding current maturities	267,655	0		86,000	(22)	353,655

LONG-TERM PENSION AND RETIREMENT
OBLIGATIONS	75,747	0				75,747

OTHER LONG TERM LIABILITIES	30,171	9,627		(8,893)	(17)	30,252
				(653)	(21)
TOTAL LIABILITIES	574,116	25,930		71,628		671,674

SHAREHOLDERS' EQUITY	342,111	82,542		(82,542)	(23)	414,111
				72,000	(22)
TOTAL LIABILITIES AND
SHAREHOLERS' EQUITY	$916,227	$108,472		$61,086		$1,085,785

Moog Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Dollars in thousands)

1.	The unaudited condensed statement of earnings of Poly-Scientific for the fiscal year ended September 28, 2002 was derived by adding the activity for the 3 months ending December 31, 2001, to Poly-Scientific's activity for the year ended December 31, 2002, and removing the activity for the 3 months ended December 31, 2002. Effective January 1, 2002, Poly-Scientific adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually and written-down with a charge to operations when the carrying amounts exceed the estimated fair value. The unaudited condensed statement of earnings of Poly-Scientific for the fiscal year ended September 28, 2002 has been adjusted to exclude any amortization of goodwill recorded. In connection with transition provisions of adopting this standard, a transitional impairment test was performed and an impairment charge was recorded on January 1, 2002. The unaudited condensed statement of earnings of Poly-Scientific for the fiscal year ended September 28, 2002 does not include the $83,930 impairment of goodwill recorded as a cumulative effect of accounting change in the audited financial statements of Poly-Scientific for the year ended December 31, 2002.

The unaudited condensed statement of earnings of Poly-Scientific for the 9 months ended June 30, 2003 was derived by adding the activity for the 6 months ended June 30, 2003, to Poly-Scientific's activity for the year ended December 31, 2002, and removing the activity for the nine months ended September 30, 2002.

2.	The unaudited pro forma condensed combined statements of earnings do not reflect the impact of the one-time adjustment to cost of sales to write-off the estimated purchase accounting adjustment for capitalization of estimated manufacturing profit in inventory acquired. (See Note 16)

3.	To eliminate intercompany sales and cost of sales transactions between Moog and Poly-Scientific.

4.	To reclassify Poly-Scientific's research and development expense from cost of sales to conform Poly-Scientific data to classifications utilized by Moog.

5.	To reflect the estimated increase in depreciation arising from fair market value (FMV) adjustments to Poly-Scientific's property, plant and equipment:

	Year Ended Sept. 28, 2002	Nine Months Ended June 30, 2003

Estimated depreciation after FMV adjustments	$2,437	$1,828
Historical depreciation	(1,864)	(1,468)
Estimated increase in depreciation	$ 573	$ 360

The estimated depreciation after FMV adjustments was based on expected useful lives of: buildings - 35 years, machinery and equipment - 2 to 6 years.

6.	To reflect the estimated decrease in amortization of identifiable intangible assets based on a preliminary valuation study compared to amortization recorded in Poly-Scientific's pre-acquisition statements of earnings based on a previous acquisition:
	Year Ended Sept. 28, 2002	Nine Months Ended June 30, 2003

Estimated amortization based on a preliminary
valuation study	$1,334	$551
Historical amortization from previous acquisition	(4,043)	(3,032)

Estimated decrease in amortization	$(2,709)	$(2,481)

The estimated amortization of identifiable intangible assets based on the preliminary valuation study was calculated using an estimated weighted-average life of 8.4 years on a straight-line basis.

7.	To reflect incremental employee benefits expense associated with Poly-Scientific employees transferring to Moog's pension plans and increased employee and management profit share expense resulting from increased earnings associated with the acquisition of Poly-Scientific.

8.	To record amortization of modification fee associated with Moog's Bank Credit Facility, which is being amortized over the remaining life of the facility.

9.	To record incremental interest expense associated with the debt financing used to pay for a portion of the acquisition of Poly-Scientific:
	Year Ended Sept. 28, 2002	Nine Months Ended June 30, 2003

Interest on $65,000 borrowings
under Bank Credit Facility (a)	$2,028	$1,521
Interest on $21,000 borrowings under
18-month bank loan (b)	734	491

Incremental interest expense	$2,762	$2,012

(a) The interest rate on the Bank Credit Facility is variable and is determined based upon LIBOR for the applicable borrowing period plus an applicable margin. The applicable margin at September 27, 2003 was 1.75%. After the consummation of the Poly-Scientific acquisition and the resultant increase in leverage, the applicable margin will increase to 2.00%. For purposes of determining the adjustment to interest expense in the unaudited pro forma condensed combined statements of earnings, the current one-month LIBOR rate was used with an applicable margin of 2.00%, resulting in an interest rate of 3.12%.

(b) The interest rate on the 18-month bank loan is based on LIBOR plus an applicable margin of 2.75% for the first six months. For purposes of determining the adjustment to interest expense in the pro forma condensed combined statements of earnings, it was assumed that the $21,000 of borrowings was outstanding under the 18-month bank loan for six months and then refinanced with proceeds from the Bank Credit Facility with a applicable margin of 2.00%. Using a current one-month LIBOR rate and the applicable margin results in a weighted-average interest rate of 3.5% and 3.12% for the year ended September 28, 2002 and the nine months ended June 30, 2003, respectively.

A change of 1/8 percent in the interest rate associated with the incremental borrowings would result in the following changes in interest and earnings before cumulative effect of accounting change, before and net of tax:
	Year Ended Sept. 28, 2002	Nine Months Ended June 30, 2003

Before tax	$107	$81
Net of tax	$ 66	$50

10.	To record additional interest expense on existing indebtedness outstanding on the Bank Credit Facility. As a result of increased borrowings to fund the acquisition (see pro forma adjustment 9), the applicable margin added to LIBOR will increase by .25%.

11.	The historical selling, general and administrative expense Poly-Scientific includes corporate expenses allocated from Northrop Grumman of $3,108 for the year ended September 28, 2002 and $2,120 for the nine months ended June 30, 2003. These allocated costs include Northrop Grumman's executive management and corporate overhead. These costs include corporate legal, audit, treasury, benefits administration and tax services and other corporate support and executive compensation.

12.	Represents the tax effects of the above adjustments at the marginal tax rate, or 38%.

13.	To reflect the sale of 2,012,500 shares of Class A Common Stock. The net proceeds of approximately $72,000 were used to pay for a portion of the purchase price of Poly-Scientific.

14.	To eliminate intercompany receivables and payables between Moog and Poly-Scientific.

15.	To reflect accounts receivable due from affiliates of Northrop Grumman related to the sale of finished goods as third party accounts receivable.

16.	To reflect the estimated purchase accounting adjustment for capitalization of estimated manufacturing profit in inventory acquired. The unaudited pro forma condensed combined statements of earnings do not reflect the impact of the one-time adjustment to cost of sales during the periods when this inventory will be sold.

17.	To adjust deferred tax assets and liabilities to represent the initial difference in value of Poly-Scientific's net assets between its financial reporting and tax basis upon acquisition.

18.	To reflect preliminary adjustments to fair market value based on preliminary valuation studies. Intangible assets recognized separately from goodwill relate primarily to customer-related intangible assets and, to a lesser extent, technology-based intangible assets. The final determination of fair market value of the assets acquired and the final allocation of the purchase price may differ from the amounts assumed in these unaudited pro forma condensed combined financial statements, and there can be no assurance that any adjustments will not be material.

19.	To remove goodwill related to a previous acquisition of Poly-Scientific.

20.	To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (i.e., goodwill) based on a preliminary purchase price allocation, which is subject to finalization, as follows:

	Purchase price paid as:

	Proceeds from sale of Class A common stock	$72,000
	Proceeds from Bank Credit Facility	65,000
	Proceeds from 18-month bank loan	21,000
	Total purchase consideration	158,000

	Allocated to:
	Historical value of Poly-Scientific net assets	$82,542
	Accounts receivable due from affiliates of Northrop
	Grumman now reflected as third party	2,182
	Liabilities not assumed in acquisition	5,349
	Deduct goodwill from previous acquisition	(35,733)
	Fair value adjustments to assets and liabilities:
	Inventory	1,750
	Property, plant and equipment	2,039
	Identifiable intangible assets	(12,393)
	Deferred income taxes	5,173
	Estimated fair value of net assets acquired	$50,909

	Excess purchase price over allocation to identifiable assets
	and liabilities (i.e., goodwill)	$107,091

21.	To remove liabilities of Poly-Scientific that were not assumed by Moog in the acquisition.

22.	To record indebtedness incurred to finance the Poly-Scientific acquisition, $65,000 from Bank Credit Facility and $21,000 on the 18-month bank loan and equity proceeds of $72,000 from the sale of 2,012,250 shares of Class A common stock.

23.	To eliminate the equity of Poly-Scientific.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Moog Inc.

Date: December 12, 2003	By:	/s/ Donald R. Fishback
Donald R. Fishback
Controller

EXHIBIT INDEX

No.                    Description

23                      Consent of Deloitte & Touche LLP